[9/10/98]
                 AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT


         AMENDMENT dated September 10, 1998, by and among Health Fitness Corporation, a Minnesota corporation ("Borrower"), Health Fitness Rehab, Inc., a Minnesota corporation ("HF Rehab"), The Preferred Companies, Inc., an Arizona corporation ("TPC"), Health Fitness Rehab of Iowa, Inc., an Iowa corporation ("HF Rehab Iowa"), Duffy & Associates Physical Therapy Corp., an Iowa corporation ("Duffy"), Medlink Corporation, an Iowa corporation ("Medlink"), Medlink Services, Inc., an Iowa corporation ("Medlink Services"), Midlands Physical Therapy, Inc., a Nebraska corporation ("Midlands"), Fitness Centers of America, a California corporation ("Fitness Centers"), Sports & Orthopedic Physical Therapy, Inc., a Minnesota corporation ("Sports Therapy") and International Fitness Club Network, Inc., a Rhode Island corporation, formerly known as David W. Pickering, Inc., ("IFCN", and together with Sports Therapy, HF Rehab, TPC, HF Rehab Iowa, Duffy, Medlink, Medlink Services, Midlands and Fitness Centers, collectively, "Guarantors" and sometimes referred to individually as a "Guarantor") and Madeleine L.L.C., a New York limited liability company ("Lender").

                               W I T N E S S E T H

         WHEREAS, Lender and Borrower have entered into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated February 17, 1998, by and among Lender, Borrower and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated February 28, 1998, Amendment No. 2 to Loan and Security Agreement, dated June 4, 1998, and Amendment No. 3 to Loan and Security Agreement, dated June 26, 1998 (and as amended hereby and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements");

         WHEREAS, Borrower and Guarantors have requested certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  (a) All references to the term "Special Availability Reserve" in the Loan Agreement and each such reference is hereby amended to mean a reserve calculated as follows (to the extent such calculation results in a positive number): (i) the Borrowing Base (calculated without regard to the

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Special Availability Reserve) minus (ii) the amount equal to (A) $8,000,000 minus (B) the amount equal to $200,000 plus an additional $100,000 as of the opening of business on Tuesday of each week, commencing with Tuesday, September 15, 1998, for four (4) consecutive weeks, until the amount calculated pursuant to this clause (ii) equals $7,400,000. Without limiting any other rights or remedies of Lender, in the event that the Borrowing Base calculated as of August 31, 1998 is greater than $7,700,000, Lender may, at its option, elect to decrease the Special Availability Reserve by decreasing the amount of the Special Availability Reserve by up to $300,000, or such other amount as Lender may determine.

                  (b) For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

         2.       Waivers.

                  (a) Subject to the terms and conditions contained herein, Lender hereby waives the Event of Default arising under Section 9.1(b) of the Loan Agreement as a result of the failure of Borrower to comply with Section
8.10 and Section 8.10A of the Loan Agreement as of July 31, 1998, provided, that, (i) such waiver shall only apply to the failure of Borrower to comply with such Sections for the period from January 1, 1998 through and including July 31, 1998 (and not as of the end of any month thereafter) and (ii) such waiver shall not be effective unless and until Lender shall have received an original of this Amendment duly executed and delivered by Borrower and Guarantors.

                  (b) Lender has not waived, is not by this letter waiving, and has no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Events of Default referred to above or otherwise), other than the Events of Default specifically referred to above for the period ending July 31, 1998. Upon the occurrence of any other Event of Default, whether or not continuing on the date hereof, or which may occur on or after the date hereof (whether the same or similar to the Event of Default described above, including an Event of Default pursuant to the failure of Borrower and Guarantors to comply with Section 8.10 or Section 8.10A of the Loan Agreement as of the last day of any month after July 31, 1998), Lender shall have and hereby specifically reserves the right in its discretion, to exercise any and all of its rights and remedies under the Loan Agreement, the other Financing Agreements, applicable law or otherwise.

                  (c) The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied of any of the rights and remedies of Lender arising under the terms of the Financing Agreements on any future occasion or otherwise.

         3. Binding Effect. This Amendment has been duly executed and delivered by Borrower and Guarantors and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and Guarantors contained herein constitute the legal, valid and binding obligations of Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with their respective terms.


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         4. Conditions Precedent. The effectiveness of the other provisions of this Amendment shall be subject to the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower and Guarantors.

         5. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         6. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or proper to effectuate the provisions and purposes of this Amendment.

         7. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of law or choice of law).

         8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         9. Counterparts: This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.


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         IN WITNESS WHEREOF, each of the undersigned have caused this agreement to be duly authorized, executed and delivered as of the day and year first above written.

HEALTH FITNESS CORPORATION HEALTH FITNESS REHAB, INC.

By:  /s/ Charles E. Bidwell         By:   /s/ Charles E. Bidwell

Title:  Chief Financial Officer     Title:  Chief Financial Officer

DUFFY & ASSOCIATED PHYSICAL         THE PREFERRED COMPANIES, INC.
  THERAPY SERVICES CORP.
                                    By:   /s/ Charles E. Bidwell
By:   /s/ Charles E. Bidwell
                                    Title:   Chief Financial Officer
Title:  Chief Financial Officer

MEDLINK CORPORATION                 HEALTH FITNESS REHAB OF IOWA, INC.

By:   /s/ Charles E. Bidwell        By:   /s/ Charles E. Bidwell

Title:  Chief Financial Officer     Title:  Chief Financial Officer

MEDLINK SERVICES, INC.              FITNESS CENTERS OF AMERICA

By:   /s/ Charles E. Bidwell        By:   /s/ Charles E. Bidwell

Title:  Chief Financial Officer     Title:  Chief Financial Officer

SPORTS & ORTHOPEDIC PHYSICAL        INTERNATIONAL FITNESS CLUB
  THERAPY, INC.                       NETWORK, INC.

By:  /s/ Charles E. Bidwell         By: /s/ Charles E. Bidwell

Title:  Chief Financial Officer     Title:

MIDLANDS PHYSICAL THERAPY, INC.

By:   /s/ Charles E. Bidwell

Title:  Chief Financial Officer

MADELEINE, L.L.C.

By: /s/ Daniel E. Wolf

Title: Managing Director